UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                                MMC ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)


                           ENERGY HOLDINGS LIMITED LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

The following press release was issued by Energy Holdings Limited LLC, G. William Eason and Karl W. Miller on April 16, 2008.

         Energy Holdings Limited LLC Signs Letter of Intent to Acquire
               25 MW Coal and Waste Fuel Power Generation Facility

WILMINGTON, N.C., April 16 /PRNewswire/ -- Energy Holdings Limited LLC ("EHL") announced today that it has signed a Letter of Intent ("LOI") to acquire a 25 megawatt electric generation plant from Goodland Energy Resources, LLC (GER) for $42.0 million. The plant is located in Sherman County, Kansas and is approximately 80 percent complete and designed to burn coal and waste derived fuel that normally is disposed of in municipal landfills. The Goodland plant will provide power and steam to a newly constructed ethanol facility and other industrial facilities in the area and is expected to be fully operational by June 30, 2008.

"This acquisition would provide EHL with a dependable source of revenue and is consistent with EHL's strategy to acquire and control niche opportunities in the electricity generation market for both natural gas and clean coal fueled assets as well as alternative and renewable ("green") energy projects," stated Ketheesch Aran, EHL's Chief Financial Officer. "This is an important step for EHL as we strive to be a leader in the independent power generation business. This plant demonstrates that energy can be created economically and be good for the environment," added Aran.

The facility is designed to be fueled by coal and biomass, but can also generate electricity and industrial steam from diversified fuel sources such as railroad ties, tires and other waste products. Since the plant utilizes waste for fuel, emissions credits will be created, an important element of EHL's desire to produce eco-friendly energy and an asset with significant future value.

The LOI provides EHL with exclusivity for a specified period and is contingent upon completion of final due diligence, entering into a definitive purchase and sale agreement for the plant, obtaining acquisition financing and other closing conditions. Chadbourne & Parke LLP has been retained as EHL's legal counsel.

EHL plans to develop, own and operate a growing number of power generation facilities, generally smaller than 100 MW, from retrofitted natural gas facilities that have favorable emissions profiles to biomass plants that consume agricultural waste. The production of electricity and steam, or efficient combined cycle energy production, is key to EHL's future as many industrial facilities that require both elements are now faced with inefficient processes that are uneconomic in today's high cost energy market.

"EHL is in various stages of negotiation with multiple industry counterparties to develop and acquire a number of additional energy projects and expects to sign additional letters of intent on certain energy assets. EHL believes that its asset acquisition and development pipeline is exciting and executable and intends to aggressively move forward to fund and acquire energy assets," said G. William Eason, EHL's Managing Member.

About Energy Holdings Limited LLC:

EHL targets the Western United States to execute its energy acquisition and development strategy. EHL is seeking to acquire and control niche opportunities in the electricity generation market for both natural gas and clean coal fueled assets as well as alternative and renewable ("green") energy projects. EHL views the Goodland facility as such a niche opportunity. EHL intends to acquire, re-power and develop natural gas, clean coal and renewable assets in key geographic transmission and energy-constrained locations such as California, Arizona, Nevada, New Mexico and Colorado. EHL intends to specifically focus on existing assets, both operational and non-operational. EHL intends to maximize environmental emission and green credits and fuel efficiency.

EHL's involvement in its projects is at a relatively early stage. No financing commitments have been received and due diligence has not been completed with respect to any of its projects. Therefore, no assurances can be made regarding EHL's ability to complete its projects or their success should they be completed.

IMPORTANT INFORMATION

EHL and Messrs. G. William Eason and Karl W. Miller, founder and a former chairman, CEO and director of MMC Energy, Inc. ("MMC") (Nasdaq: MMCE - News), intend to file with the Securities and Exchange Commission and mail to stockholders a proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the proxy statement to be filed by EHL and Messrs. Eason and Miller.


    Investor Contacts:
    G. William Eason
    gwilliameason@energyholdingslimited.com
    (917) 591-6906

    Media Contacts:
    Kevin McConville
    kmcconville@energyholdingslimited.com
    (832) 731-7096




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Source: Energy Holdings Limited LLC